SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U, AND 74V.

FOR PERIOD ENDING:  12/31/2007
FILE NUMBER: 811-1540
SERIES NO:   31


72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Class A                         $ 465
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Class B                           $ -
       Class C                           $ -
       Class R                           $ 2
       Institutional Class             $ 635


73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Class A                        0.0610
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Class B                        0.0000
       Class C                        0.0000
       Class R                        0.0345
       Institutional Class            0.1494

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                          8427
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                          3219
       Class C                          1913
       Class R                            76
       Institutional Class              4742


74V. 1 Net asset value per share (to nearest cent)
       Class A                         13.67
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                         13.05
       Class C                         13.04
       Class R                         13.57
       Institutional Class             13.94